                                                                    Exhibit 23.2


                 CONSENT OF GAFFNEY, CLINE & ASSOCIATES, INC.


     As Harken Energy Corporation's (Harken's) independent reserve engineers, Gaffney, Cline & Associates, Inc. (GCA) consents to the reference to GCA's report on reserves as disclosed by Harken in its Form 10-K for the period ending December 31, 2000, as included in this Form S-3 registration statement for the sale of 3,193,334 shares of Harken common stock.


                                                               Very truly yours,


                                           /s/ GAFFNEY, CLINE & ASSOCIATES, INC.


Houston, Texas
November 29, 2001